INCORPORATED IN THE PROVINCE OF BRITISH COLUMBIA

NUMBER

GC899785

CROSSHAIR EXPLORATION & MINING CORP.

SHARES

***********0***********

This Certifies That

SPECIMEN

* SPECIMEN * GC0899785 * CA22763R1010 * 0Common Shares * CROSSHAIR EXPLORATION & MINING CORP. * SPECIMEN * GC0899785 * CA22763R1010 * 0Common Shares * CROSSHAIR EXPLORATION & MINING CORP. * SPECIMEN * GC0899785 * CA22763R1010 * 0Common Shares * CROSSHAIR EXPLORATION & MINING CORP. * SPECIMEN * GC0899785 * CA22763R1010 * 0Common Shares * CROSSHAIR EXPLORATION & MINING CORP. * SPECIMEN * GC0899785 * CA22763R1010 * 0Common Shares * CROSSHAIR EXPLORATION & MINING CORP.

Is The Registered Holder Of

ZERO

* SPECIMEN * GC0899785 * CA22763R1010 * 0Common Shares * CROSSHAIR EXPLORATION & MINING CORP. * SPECIMEN * GC0899785 * CA22763R1010 * 0Common Shares * CROSSHAIR EXPLORATION & MINING CORP. * SPECIMEN * GC0899785 * CA22763R1010 * 0Common Shares * CROSSHAIR EXPLORATION & MINING CORP. * SPECIMEN * GC0899785 * CA22763R1010 * 0Common Shares * CROSSHAIR EXPLORATION & MINING CORP.

ISIN: CA22763R1010

CUSIP: 22763R 10 1

FULL PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE

in the Capital of Crosshair Exploration & Mining Corp. (the "Company") subject to the Memorandum and Articles of the Company transferable on the books of the Company by the registered holder in person or by Attorney duly authorized in writing upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this Certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers at Vancouver, British Columbia.

President

Secretary

DATED: DECEMBER 13, 2005

COUNTERSIGNED AND REGISTERED
CIBC MELLON TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

VANCOUVER

BY: ______________________________

Authorized Signature

The shares represented by this Certificate are transferable at the offices of CIBC Mellon Trust Company, Vancouver, B.C.

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

Printed by DATA BUSINESS FORMS

899785

For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Print name(s) of person(s) to whom the securities are being transferred and the address for the register)

shares
(number of shares if blank, deemed to be all)

of the Company represented by this certificate, and hereby irrevocably constitutes and appoints CIBC Mellon Trust Company the attorney of the undersigned to transfer the said securities with full power of substitution in this matter:

Dated _______________________

Signature Guarantee(s)*

Transferor(s) Signature(s)*

(the transfer cannot be processed without

acceptable guarantees of all signatures)

_____________________________

_____________________________

_____________________________

_____________________________

*  For transfers signed by the registered holder(s), their signature(s) must correspond with the name(s) on the certificate in every particular, without any changes.

In addition, every signature must be Signature Guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, or a member of one of the recognized medallion programs – Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP).